                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            OUTBACK STEAKHOUSE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

(LOGO)

                            OUTBACK STEAKHOUSE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 25, 2001

         Notice is hereby given that the Annual Meeting of Stockholders of OUTBACK STEAKHOUSE, INC. (the "Company") will be held at the Tampa Bay Performing Arts Center Morsani Hall, 1010 MacInnes Place North, Tampa, Florida 33602, on Wednesday, April 25, 2001 at 10:00 A.M., Tampa time, for the following purposes:

         1. To elect five directors, each to serve for a term of three years and until his or her successor is duly elected and qualified; and

         2. To transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on March 1, 2001 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

                                             By Order of the Board of Directors

March 28, 2001                               JOSEPH J. KADOW
                                             Secretary

    STOCKHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

                            OUTBACK STEAKHOUSE, INC.

                                 PROXY STATEMENT

         This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of OUTBACK STEAKHOUSE, INC., a Delaware corporation (the "Company"), to be held on Wednesday, April 25, 2001 at 10:00 A.M., Tampa time, at the Tampa Bay Performing Arts Center Morsani Hall, 1010 MacInnes Place North, Tampa, Florida 33602, and at any adjournment or postponement of the meeting. The Notice of Annual Meeting, this statement and the accompanying proxy, together with the Company's Annual Report to Stockholders for the year ended December 31, 2000 are first being sent to stockholders on or about March 28, 2001.

         The close of business on March 1, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. At that date, the Company had outstanding 76,712,574 shares of Common Stock, $.01 par value ("Common Stock"), each of which will be entitled to one vote.

                              ELECTION OF DIRECTORS

         The Board of Directors (the "Board") has fixed the number of directors of the Company, pursuant to the Company's Bylaws, at 13. The 13 directors are divided into two classes of four directors each and one class of five directors. At the meeting, the stockholders will vote on the election of the five nominees named below, each to serve for a term of three years and until his or her successor is duly elected and qualified. A plurality of the shares of Common Stock present in person or represented by proxy at the meeting is required for the election of directors. Consequently, the five nominees who receive the greatest number of votes will be elected as directors of the Company. Common Stock represented by proxies, unless otherwise specified, will be voted for the election of the five nominees named below.

         The following information identifies the persons nominated for election as a director and each director of the Company whose term of office will continue after the meeting.

                   NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                              DIRECTOR      TERM
             NAME                    AGE       SINCE      EXPIRES
             ----                    ---      --------    -------

Paul E. Avery ................        41        1998        2004
John A. Brabson, Jr ..........        60        1992        2004
Charles H. Bridges ...........        70        1992        2004
J. Timothy Gannon ............        52        1991        2004
Lee Roy Selmon ...............        46        1994        2004

Paul E. Avery..................     President of Outback Steakhouse of Florida,
                                    Inc. ("OSF"), the Company's predecessor and
                                    wholly owned subsidiary, since April 1997.
                                    From 1993 to 1997, Mr. Avery served as
                                    Senior Vice President of OSF.

John A. Brabson, Jr............     President of Brabson Investments, Inc.,
                                    since January 2000. From 1996 to January
                                    2000, Mr. Brabson served as Chairman of the
                                    Board of Lykes Bros. Inc., a privately owned
                                    holding company. From 1989 to 1996, Mr.
                                    Brabson served as Chairman, Chief Executive
                                    Officer and President of Peoples Gas System,
                                    Inc., a gas service utility company.

Charles H. Bridges.............     Vice President, Treasurer and director,
                                    since 1993, of Matilda Management Company, a
                                    private restaurant management company that
                                    operates Outback Steakhouse(R)restaurants in
                                    northern California as a franchisee of the
                                    Company.

J. Timothy Gannon..............     Founder and Senior Vice President of the
                                    Company since its formation in 1991.

Lee Roy Selmon.................     Associate Athletic Director for External
                                    Affairs, University of South Florida since
                                    1993.

          DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING

                                                  DIRECTOR      TERM
             NAME                      AGE         SINCE      EXPIRES
             ----                      ---        --------    -------
Robert D. Basham...............         53          1991        2002
W. R. Carey, Jr................         53          1992        2002
Debbi Fields-Rose..............         44          1996        2003
Edward L. Flom.................         71          1991        2003
Robert S. Merritt..............         49          1992        2003
Nancy Schneid..................         42          1995        2002
Chris T. Sullivan..............         53          1991        2003
Toby S. Wilt...................         56          1997        2002

Robert D. Basham...............     Founder, President and Chief Operating
                                    Officer of the Company since its formation
                                    in 1991.

W. R. Carey, Jr................     President and Founder of Corporate Resource
                                    Development, a sales and marketing
                                    consulting and training firm since 1981. Mr.
                                    Carey also serves as a director of
                                    kforce.com, Inc. and Crosswalk.com, Inc.

Debbi Fields-Rose..............     Founder of Mrs. Fields, Inc., an
                                    international franchisor and operator of
                                    retail dessert stores, serving as Chairman
                                    of the Board from 1992 to 1996.

Edward L. Flom.................     Retired; until 1993, Chairman and Chief
                                    Executive Officer of Florida Steel
                                    Corporation, a steel manufacturer and
                                    fabricator.

Robert S. Merritt..............     Senior Vice President-Finance, Chief
                                    Financial Officer and Treasurer of the
                                    Company since 1991.

Nancy Schneid..................     Senior Vice President - Marketing and
                                    Advertising of OSF since October 2000. From
                                    1991 to October 2000, Vice
                                    President-Marketing of OSF.

Chris T. Sullivan..............     Founder, Chairman and Chief Executive
                                    Officer of the Company since its formation
                                    in 1991.

Toby S. Wilt...................     Chairman of Christie Cookie Company since
                                    1989, and President of TSW Investment
                                    Company since 1987.

         The Board held four meetings in 2000. Each director attended 75% or more of the aggregate number of Board meetings and meetings of the committees on which they served. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

         The members of the Audit Committee are Messrs. Brabson, Carey, and Wilt and Mrs. Fields-Rose. Mr. Carey serves as Chairman of the Audit Committee. The Audit Committee held two meetings during 2000. The Audit Committee is responsible for reviewing the audit plans of the Company's independent auditors, evaluating the adequacy of and monitoring compliance with the Company's accounting policies and reviewing the Company's annual financial statements. The Board of Directors has adopted the Audit Committee Charter (the "Charter") that is attached as Appendix A hereto.

         The members of the Compensation Committee are Messrs. Bridges, Flom and Selmon. Mr. Selmon serves as Chairman of the Compensation Committee. The Compensation Committee held two meetings during 2000. The Compensation Committee is responsible for establishing the compensation of executive officers and administers the Company's Amended and Restated Stock Option Plan.

         The Board of Directors established a Nominating Committee of three members during the fiscal year 2000. The Nominating Committee currently consists of Messrs. Brabson, Carey and Wilt. Mr. Brabson serves as Chairman of the Nominating Committee. No meetings were held by the Nominating Committee during 2000. The Nominating Committee determines the Company's requirements for directors and officers and recommends to the full Board nominees for election. The Nominating Committee met in 2001 to recommend the nominees presented in this Proxy Statement. The Nominating Committee does not accept nominations from stockholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table describes the beneficial ownership of the Company's Common Stock as of March 1, 2001 (except as noted) by each person known to the Company to beneficially own more than five percent of the Company's Common Stock, each director, each nominee for election as a director, each executive officer, and all executive officers and directors as a group.

                                                                                AMOUNT              PERCENT
                                                                             BENEFICIALLY             OF
                       NAME OF BENEFICIAL OWNER                               OWNED (1)              CLASS
                       ------------------------                              ------------           -------

Chris T. Sullivan(2)(3)................................................        8,276,430             10.79%
Robert D. Basham(2)(4).................................................       10,036,933             13.08%
J. Timothy Gannon(2)(5)................................................        8,074,080             10.53%
Robert S. Merritt(6)...................................................          181,590                  *
Paul E. Avery(7).......................................................          389,830                  *
Joseph J. Kadow(8).....................................................           70,000                  *
John A. Brabson, Jr.(9)................................................           40,244                  *
Charles H. Bridges(10).................................................                0                  *
W. R. Carey, Jr.(11)...................................................           45,000                  *
Debbi Fields-Rose(12)..................................................                0                  *
Edward L. Flom(13).....................................................          129,328                  *
Nancy Schneid(14)......................................................          150,876                  *
Lee Roy Selmon(15).....................................................           15,000                  *
Toby S. Wilt(16).......................................................           75,000                  *
Multi-Venture Partners, Ltd.(2)........................................        7,874,080             10.26%
T. Rowe Price Associates, Inc.(17).....................................        6,159,650              8.03%
FMR Corp(18) ..........................................................        7,236,450              9.43%

All directors and executive officers as a group (14 persons)...........       11,736,151             15.30%

---------------
*Less than one percent.

(1) The named stockholders have sole voting and dispositive power with respect to all shares shown as being beneficially owned by them, except as otherwise indicated.

(2) Multi-Venture Partners, Ltd. ("MVP") is an investment partnership formed by Chris T. Sullivan, Robert D. Basham and J. Timothy Gannon. Messrs. Sullivan, Basham and Gannon are the only limited partners in MVP and are the only members of MVP's sole general partner, SBG Investments, L.L.C. ("SBG"), a limited liability company. The management of MVP is controlled by SBG, which owns a .932759% general partnership interest in MVP. Mr. Sullivan owns a 38.099786% limited partner interest in MVP and 40% of the member interests in SBG; Mr. Basham owns a 38.099786% limited partner interest in MVP and 40% of the member interests in SBG; and Mr. Gannon owns a 22.867669% limited partner interest in MVP and 20% of the member interests in SBG.

(3) Consists of (i) 7,874,080 shares owned by MVP; (ii) 346,938 shares owned by Sullivan Family Investments, Ltd., a family limited partnership of which Mr. Sullivan serves as general partner; and (iii) 2,568 shares owned by Mr. Sullivan's children for whom Mr. Sullivan serves as custodian. Mr. Sullivan shares voting and dispositive power with respect to Common Stock owned by MVP.

(4) Consists of (i) 7,874,080 shares owned by MVP; and (ii) 1,940,000 shares owned by the Robert D. Basham Irrevocable Trust Agreement of 2000 of which Mr. Basham is the beneficiary. Mr. Basham shares voting and dispositive power with respect to Common Stock owned by MVP.

(5) Consists of 7,874,080 shares owned by MVP. Mr. Gannon shares voting and dispositive power with respect to Common Stock owned by MVP.

(6) Consists of 37,500 shares underlying stock options that Mr. Merritt has the right to acquire at an exercise price of $17.59 per share. Does not include 750,000 shares underlying stock options that are not exercisable within 60 days of March 1, 2001.

(7) Consists of 112,500, 150,000, and 103,000 shares underlying stock options that Mr. Avery has the right to acquire at exercise prices of $14.33, $17.67 and $15.00 per share, respectively. Does not include 200,000 shares underlying stock options that are not exercisable within 60 days of March 1, 2001.

(8) Consists of 43,000 and 27,000 shares underlying stock options that Mr. Kadow has the right to acquire at exercise prices of $16.11 and $15.00 per share, respectively. Does not include 150,000 shares underlying stock options that are not exercisable within 60 days of March 1, 2001.

(9) Consists of (i) 15,003 shares underlying stock options that Mr. Brabson has the right to acquire at an exercise price of $6.67 per share; and
         (ii) 1,500 shares owned by The John A. Brabson, Jr. Money Purchase Pension Plan f/b/o John A. Brabson, Jr. Does not include share equivalents representing shares held under the Directors' Deferred Compensation and Stock Plan.

(10) Does not include share equivalents representing shares held under the Directors' Deferred Compensation and Stock Plan.

(11) Consists of 45,000 shares underlying stock options that Mr. Carey has the right to acquire at an exercise price of $10.67 per share. Does not include share equivalents representing shares held under the Directors' Deferred Compensation and Stock Plan.

(12) Does not include share equivalents representing shares held under the Directors' Deferred Compensation and Stock Plan.

(13) Consists of 129,328 shares held by the Edward Leonard Flom Revocable Trust of which Mr. Flom is the grantor and sole trustee. Does not include share equivalents representing shares held under the Directors' Deferred Compensation and Stock Plan.

(14) Consists of 74,250, 30,000 and 30,000 shares underlying stock options that Ms. Schneid has the right to acquire at exercise prices of $.75, $17.47 and $15.00 per share, respectively. Does not include 175,000 shares underlying stock options that are not exercisable within 60 days of March 1, 2001.

(15) Consists of 15,000 shares underlying stock options that Mr. Selmon has the right to acquire at an exercise price of $17.50 per share. Does not include share equivalents representing shares held under the Directors' Deferred Compensation and Stock Plan.

(16) Includes 45,000 shares underlying stock options that Mr. Wilt has the right to acquire at an exercise price of $15.00 per share. Does not include share equivalents representing shares held under the Directors' Deferred Compensation and Stock Plan.

(17) Based on a Schedule 13G filed by T. Rowe Price Associates, Inc., a Maryland corporation ("T. Rowe Price") with the Securities and Exchange Commission ("SEC") on February 9, 2001, reflecting beneficial ownership as of December 31, 2000. These shares are owned by various individual and institutional investors for which T. Rowe Price serves as investment adviser with power to direct investments. T. Rowe Price has sole power to vote 786,050 of the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934 ("Exchange Act"),
         T. Rowe Price is deemed to be a beneficial owner of such shares; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such shares.

(18) Based on a Schedule 13G filed by FMR Corp., a Massachusetts corporation, with the SEC on February 14, 2001, reflecting beneficial ownership as of December 31, 2000. Includes: (i) 5,512,000 shares beneficially owned by Fidelity Management & Research Company ("Fidelity"); (ii) 1,438,550 shares beneficially owned by Fidelity Management Trust Company ("FMTC"); and (iii) 285,900 shares beneficially owned by Fidelity International Limited ("International"). FMR Corp. has the sole power to vote or direct the vote of 1,567,150 shares and no shared voting power. FMR Corp. has the sole power to dispose of all 7,236,450 shares.

         The mailing address of the Company and of Messrs. Sullivan, Basham and Gannon is 2202 North Westshore Boulevard, 5th Floor, Tampa, Florida 33607. The address of MVP and SBG is 3111 South Valley View, Suite A-219, Las Vegas, Nevada 89102. The address of T. Rowe Price is 100 East Pratt Street, Baltimore, Maryland 21202. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

                             EXECUTIVE COMPENSATION

         The following table describes the compensation earned by the Company and its subsidiaries to the Chief Executive Officer and the Company's four other most highly compensated executive officers:

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                             ------------------------------------- ------------------------------------------
                                                                                           AWARDS          PAYOUTS
                                                                                   ---------------------   --------
                                                                                               SECURITIES
                                                                           OTHER                 UNDER-
                                                                          ANNUAL   RESTRICTED    LYING              ALL OTHER
                                                                          COMPEN-    STOCK      OPTIONS/     LTIP    COMPEN-
                                                       SALARY    BONUS    SATION    AWARD(S)      SARS     PAYOUTS   SATION
   NAME AND PRINCIPAL POSITION               YEAR       ($)      ($)(1)     ($)       ($)         (#)         ($)     ($)(2)
   ---------------------------               ----     -------   --------  -------  ----------  ----------  -------- ---------
Chris T. Sullivan                            2000     430,500          0                                              9,482
     Chairman and Chief                      1999     430,500    363,147                                              8,956
     Executive Officer                       1998     410,000
                                                                       0

Robert D. Basham                             2000     430,500          0                                              9,482
     President and Chief                     1999     430,500    363,147                                              8,761
     Operating Officer                       1998     410,000
                                                                       0

John Timothy Gannon                          2000     320,250          0                                              8,884
     Senior Vice President                   1999     320,250    270,147                                              9,709
                                             1998     305,000
                                                                       0

Paul E. Avery                                2000     420,000    669,330                        200,000               2,348
     President of OSF                        1999     420,000    695,006                                              2,304
                                             1998     400,000    651,273

Nancy Schneid                                2000     300,000     40,500                        100,000
     Senior Vice President-Marketing         1999     300,000     56,250                         75,000
     and Advertising of OSF                  1998     198,957     98,608


(1) In 1999, Messrs. Sullivan, Basham, and Gannon each received an annual cash award based upon the Company meeting or exceeding specific targets for earnings. Bonus amounts paid in 1998-2000 to Ms. Schneid represent amounts paid under the Company's Corporate Employee Bonus Plan and a discretionary bonus. Bonus amounts paid in 1998-2000 to Mr. Avery represent amounts paid under the quarterly bonus plan established for him by the Compensation Committee and the Company's Corporate Employee Bonus Plan. See "Executive Compensation-Report by the Compensation Committee on Executive Compensation-Cash Incentives" for a discussion of these plans.

(2) Reflects the present value of the economic benefit for 1999 and 2000, respectively, of the portion of the premium paid by the Company during 1999 and 2000 with respect to the split-dollar life insurance agreement for the named individual (see "Employee Agreements" below for a description of such agreements), based on the time period between the date on which the premium was paid by the Company and December 31, 2000. Under the split-dollar life insurance agreement, the Company was obligated to pay the premium for the split-dollar policy for only one year, and may pay the premiums annually for ten years, ending in November 7,

         2009. The Company paid only the premium on a related "key man" policy of which the Company is a beneficiary, resulting in the substantial reduction in the total premium payment.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                          % OF
                       NUMBER OF          TOTAL                                  POTENTIAL REALIZABLE VALUE AT
                        SHARES        OPTIONS/SARS   EXERCISE                      ASSUMED ANNUAL RATES OF
                      UNDERLYING       GRANTED TO     OR BASE                      STOCK PRICE APPRECIATION
                     OPTIONS/SARS     EMPLOYEES IN    PRICE        EXPIRATION           FOR OPTION TERM
       NAME            GRANTED        FISCAL YEAR     ($/SH)          DATE            5%               10%
       ----          ------------     ------------   --------      ----------    ----------        ----------
Paul E. Avery (1)       200,000          6.83%        $24.94       02/02/2010    $3,136,926        $7,949,587
Nancy Schneid (2)       100,000          3.42%        $24.94       02/02/2010    $1,568,463        $3,974,794

---------------
         Messrs. Sullivan, Basham and Gannon did not receive option grants during 2000.

(1)      Exercisable as follows: (a) 40,000 shares on or after January 1, 2003;
         (b) 40,000 shares on or after January 1, 2004; and (c) 120,000 shares on or after January 1, 2005.
(2)      Exercisable as follows: (a) 20,000 shares on or after January 1, 2003;
         (b) 20,000 shares on or after January 1, 2004; and (c) 60,000 shares on or after January 1, 2005.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FY-END OPTIONS/SAR VALUE TABLE

                                                            NUMBER OF
                                                            SECURITIES                     VALUE OF
                                                            UNDERLYING                    UNEXERCISED
                                                           UNEXERCISED                   IN-THE-MONEY
                        SHARES                             OPTIONS/SARS                 OPTIONS/SARS AT
                        SHARES                           AT FY-END (#)(1)                 FY-END ($)*
                       ACQUIRED          VALUE      --------------------------     --------------------------
      NAME          ON EXERCISE (#)   REALIZED ($)  EXERCISABLE  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
      ----          ---------------   ------------  -----------  -------------     -----------  -------------
Paul E. Avery (1)       47,000          $827,375      365,500       200,000         $3,560,403     $138,000
Nancy Schneid(2)        15,000          $453,194      134,250       175,000         $2,411,040     $125,625

---------------
*Based on $25.63, the average high and low sales prices of the Company's Common Stock on December 31, 2000 as quoted on the New York Stock Exchange.

         Messrs. Sullivan, Basham and Gannon do not have any options.

(1)      Of the 565,500 stock options held by Mr. Avery as of December 31, 2000,
         (i) 112,500 were granted on September 1, 1993, expire on September 1, 2003, and were exercisable in full as of December 31, 2000 at an exercise price of $14.33 per share; (ii) 150,000 were granted on January 25, 1995, expire on January 25, 2005, and were exercisable in full as of December 31, 2000 at an exercise price of $17.67 per share;
         (iii) 150,000 were granted on July 23, 1997, expire on July 23, 2007, and were exercisable in full as of December 31, 2000 at an exercise price of $15.00 per share; and (iv) 200,000 were granted on February 2, 2000, expire on February 2, 2010, and are exercisable as follows at an exercise price of $24.94 per share: (a) 40,000 shares on or after January 1, 2003, (b) 40,000 shares on or after January 1, 2004, and (c) 120,000 shares on or after January 1, 2005.

(2) Of the 309,250 stock options held by Ms. Schneid as of December 31, 2000, (i) 74,250 were granted on May 3, 1991, expire on May 3, 2001, and were exercisable in full as of December 31, 2000 at an exercise price of $0.75 per share, (ii) 30,000 were granted on July 1, 1994, expire on July 1, 2004, and were exercisable in full as of December 31, 2000 at an exercise price of $17.47 per share, (iii) 30,000 were granted on July 23, 1997, expire on July 23, 2007, and were exercisable in full as of December 31, 2000, at an exercise price of $15.00 per share; (iv) 75,000 were granted on January 27, 1999, expire on January 27, 2009, and are exercisable as follows at an exercise price of $24.8750 per share: (a) 15,000 shares on or after January 27, 2002, (b) 15,000 shares on or after January 27, 2003, and (c) 45,000 shares on or after January 27, 2004; and (v) 100,000 were granted on February 2, 2000, expire on February 2, 2010, and are exercisable as follows at an exercise price of $24.94 per share: (a) 20,000 shares on or after January 1, 2003, (b) 20,000 shares on or after January 1, 2004, and (c) 60,000 shares on or after January 1, 2005.

                      REPORT BY THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the Compensation Committee of the Board, which has responsibility for all aspects of the compensation program for the executive officers of the Company. The Compensation Committee consists of three directors whose names are listed at the end of this report, each of whom is a Non-Employee Director within the meaning of Rule 16b-3 under the Exchange Act.

         The Compensation Committee's primary objective with respect to executive compensation is to establish programs that attract and retain key managers and align their compensation with the Company's overall business strategies, values, and performance. To this end, the Compensation Committee established and the Board endorsed an executive compensation philosophy for 2000 that included the following considerations:

                  * a "pay-for-performance" feature that differentiates compensation results based upon the Company's annual financial performance;

                  * stock incentives, in certain cases, as a component of total compensation to closely align the interests of the Company's executives with the long-term interests of stockholders that facilitate the retention of talented executives and encourage Company stock ownership and capital accumulation; and

                  * emphasis on total compensation versus cash compensation, under which base salaries are generally set somewhat lower than competitive levels but that motivates and rewards Company executives with total compensation (including incentive programs) at or above competitive levels, if the financial performance of the Company meets or exceeds goals established for the year.

         For 2000, the Company's executive compensation program was comprised of the following primary components: (a) base salaries; (b) cash incentive opportunities; and (c) long-term incentive opportunities in the form of stock options for certain executives. Each primary component of pay is discussed below.

         BASE SALARIES. The Compensation Committee generally attempts to set base salaries of executive officers at levels that are below "market" rates, as determined from information gathered by the Company from companies that are similar in size and in the same industry group as the Company and that were used by Dow Jones in compiling the Entertainment and Leisure-Restaurants Index. Base salaries are subject to annual review and adjustment on the basis of individual and Company performance, level of responsibility, individual experience, and competitive, inflationary, and internal equity considerations. In 2000, the base salary of Chris T. Sullivan, the Company's Chief Executive Officer, was $430,500, the same as 1999, and was based on such factors as the Company's profitability, cash flow and capital spending for the prior fiscal year, the aggregate number of new restaurants opened during the prior fiscal year, increases in percentage of same store sales versus budget forecasts, and subjective considerations such as overall employee morale, succession planning, general personnel problems, and the Company's competitive position. The Compensation Committee believes that the executive salaries established by the Compensation Committee, including the salary paid to Mr. Sullivan, the Company's Chief Executive Officer, are lower than the range of salaries paid by the companies surveyed.

         CASH INCENTIVES. In 2000, Company executives were eligible to receive quarterly and/or annual cash bonus awards to focus attention on achieving key goals pursuant to the following bonus plans that are designed to provide competitive incentive pay only in the event performance objectives are met or exceeded.

         Annual Cash Incentives for Messrs. Sullivan, Basham, and Gannon. Messrs. Sullivan, Basham and Gannon were eligible to receive annual cash bonus awards based upon the Company meeting or exceeding specific targets for earnings as reflected in the Company's financial plan submitted by management and approved by the Compensation Committee and the Board based on a variety of factors. In the event the Company met or exceeded the after-tax earnings portion of the Company's financial plan for the year, in 2000 Messrs. Sullivan, Basham and Gannon would earn a bonus of 25% of each executive's base salary. Also, in such event, the Compensation Committee would establish a bonus pool equal to 25% of the difference between the actual after-tax earnings and the financial plan target, less the aggregate annual bonus amounts previously paid to Messrs. Sullivan, Basham and Gannon, and would award this sum to Messrs. Sullivan, Basham and Gannon, pro rata, based on their respective base salaries. In 2000, no cash bonuses were paid to Messrs. Sullivan, Basham and Gannon.

         Annual Cash Incentives for Mr. Avery and Ms. Schneid. All executive officers other than Messrs. Sullivan, Basham and Gannon participate in the Company's Corporate Employee Bonus Plan, which provides for a bonus based upon the percentage that the after-tax earnings of the Company meets or exceeds the after-tax earnings goal of the Company's annual financial plan, determined by dividing the Company's after-tax earnings for the year by the after-tax earnings reflected in the financial plan (the "Percentage of Plan Achieved"). For fiscal 2000, the Percentage of Plan Achieved equaled 101.4% and eligible executive employees earned a bonus equal to 13.5% of their base salary.

         Quarterly Cash Incentives for Mr. Avery. The Compensation Committee believes that the success of restaurant operations is essential to the Company's success, and established a separate quarterly incentive program for Mr. Avery. In 2000, Mr. Avery was eligible to receive a quarterly bonus based upon the Company meeting its operational plan. If the operational plan for a specific quarter was met, Mr. Avery was entitled to earn a bonus of $150,000 for that calendar quarter, subject to a 1% adjustment for each 1% above or below the operational plan. In 2000, Mr. Avery earned quarterly bonuses aggregating $612,630 under this plan.

     LONG-TERM STOCK INCENTIVES. The Company's Amended and Restated Stock Option Plan (the "Stock Option Plan") provides for the issuance of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code, and nonqualified stock options, for federal income tax purposes, to officers and other employees of the Company. The Stock Option Plan was originally adopted by the Board and stockholders in 1992 and amended. Grants to executives under the Company's Stock Option Plan are designed to align a portion of the executive compensation package with the long-term interests of the Company's stockholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

         Grants of stock options generally are limited to officers (other than Messrs. Sullivan, Basham, and Gannon), managing partners of Company restaurants, and other key employees and managers of the Company or its subsidiaries who are in a position to contribute substantially to the growth and success of the Company and its subsidiaries. Stock options are designed to reward exceptional performance with a long-term benefit, facilitate stock ownership, and deter recruitment of key Company personnel by competitors and others. In evaluating annual compensation of executive officers (other than Messrs. Sullivan, Basham, and Gannon), the Compensation Committee takes into consideration stock options as a percentage of total compensation, consistent with its philosophy that stock incentives more closely align the interests of Company managers with the long-term interests of stockholders. In granting stock options to executive officers, the Compensation Committee has considered the number and size of stock options already held by an executive officer when determining the size of stock option awards to be made to the officer in a given fiscal year. The terms of stock options are established by the Compensation Committee.

         Mr. Avery and Ms. Schneid are the only named executive officers of the Company who were granted stock options in 2000. As of March 1, 2001, the named executive officers appearing in the Summary Compensation Table held stock or the right to acquire stock representing 14.48% of the Company's outstanding Common Stock, assuming all outstanding options exercisable within 60 days of March 1, 2001 held by executive officers are exercised. Neither Mr. Sullivan, Mr. Basham, nor Mr. Gannon, the Company's founders, have been granted options to acquire shares of the Company's Common Stock.

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1 million per year (the "Dollar Limitation"). A covered employee is any employee who appears in the Summary Compensation Table who is also employed by the Company on the last day of the Company's calendar year. The Company generally structures its compensation programs to avoid limitation on deductibility of compensation paid to covered employees. The Compensation Committee may consider alternatives to its existing compensation programs in the future with respect to qualifying executive compensation for deductibility.

         CONCLUSION. As described above, the Company's executive compensation program is designed to provide a link between total compensation and the Company's performance and long-term stock price appreciation consistent with the compensation philosophies set forth above. This program has been established since the Company's inception, and has been a significant factor in the Company's growth and profitability and the resulting gains achieved by the Company's stockholders.

                             COMPENSATION COMMITTEE

                               Charles H. Bridges
                                 Edward L. Flom
                            Lee Roy Selmon, Chairman

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Charles H. Bridges, Lee Roy Selmon, and Edward L. Flom, none of whom is or was an officer or employee of the Company or any of its subsidiaries. Mr. Selmon serves as Chairman of the Compensation Committee.

         On November 7, 2000, the Company opened a restaurant named "Lee Roy Selmon's." This restaurant is owned by Selmon's/Florida-I, Limited Partnership. OS Southern, Inc., a wholly owned subsidiary of the Company, is the sole general partner and 70% owner of Selmon's/Florida-I, Limited Partnership. Lee Roy Selmon, a director of the Company, owns a 10% limited partner interest in Selmon's/Florida-I, Limited Partnership. Mr. Selmon acquired his interest in the partnership in exchange for the use of his name and a capital contribution of $101,000. The purchase price was established by the Board based on the value of Mr. Selmon's name and the partnership's cash expenditure necessary to open the restaurant.

                          REPORT BY THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors of the Company operates under a written Charter adopted by the Board of Directors (attached hereto as Appendix A) and is responsible for overseeing the company's financial reporting process on behalf of the Board of Directors. The Audit Committee is composed of three independent directors, as required by the New York Stock Exchange listing standards. The Audit Committee annually recommends to the Board of Directors the selection of the Company's independent auditors. For the year 2000, PricewaterhouseCoopers LLP was the Company's independent auditor.

         Management is responsible for the Company's financial statements and the financial reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The Committee reviewed with the independent auditors the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee further considered whether the provision by PricewaterhouseCoopers LLP of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the auditors' independence.

         Based upon (i) the Audit Committee's discussion with management and the independent auditors, (ii) the Audit Committee's review of the representation of management and (iii) the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of PricewaterhouseCoopers LLP as the company's independent auditors for 2001.

                            W.R. Carey, Jr., Chairman
                           John Anderson Brabson, Jr.
                                Debbi Fields-Rose
                                 Toby Stack Wilt

         During fiscal year 2000, PricewaterhouseCoopers LLP provided various audit, audit-related and non-audit services to the Company as follows:

         a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's fiscal year 2000 annual financial statements and review of financial statements in the Company's Form 10 Q Reports: $134,750.

         b)       Financial Information Systems Design and Implementation Fees:
                  $382,500.

         c)       All Other Fees: $183,950.

         The Audit Committee of the Board has considered whether provision of the services described in sections (b), (c) and (d) above is compatible with maintaining the independent accountant's independence and has determined that such services have not adversely affected PricewaterhouseCoopers LLP's independence. Upon recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditors to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 2001.

                             DIRECTORS' COMPENSATION

         Directors of the Company who are not employees of the Company receive fees of $15,000 per year, $1,000 per Board meeting attended, and $500 per committee meeting attended, plus the expenses of attending meetings. In July 1997, the Board adopted the Outback Steakhouse, Inc. Directors' Deferred Compensation and Stock Plan ("Stock Plan"). Under the terms of the Stock Plan, directors who are not employees of the Company are required to receive 50% of their total fees in Common Stock of the Company and may choose to receive the remaining 50% in cash and/or shares of Common Stock in the Company. The receipt of any portion in shares of Common Stock of the Company may be deferred and held as share equivalents under the Stock Plan for a period of time, as determined by each director. In 2000, Messrs. Brabson and Wilt each received $10,000 in cash and $10,000 in Common Stock; Mr. Bridges received $5,000.00 cash and $15,000 in Common Stock, Mr. Carey received $2,625 in cash and $21,875 in Common Stock, Mr. Selmon received $9,250 in cash and $9,250 in Common Stock; and Mr. Flom and Mrs. Fields-Rose each elected to receive their fees of $20,000 each, all in Common Stock. All of the fees taken in the form of Common Stock have been deferred for the year 2000. During the year 2000, Mr. Brabson received 569 shares of Common Stock pursuant to the payment of a deferral election under the Stock Plan.

         Generally, upon election to the Board, each director who is not an executive officer is granted a one-time stock option to acquire 45,000 shares of Common Stock. The exercise price for such shares is equal to the closing sale price of the Common Stock on the date of the grant as reported on the Nasdaq National Market System for grant dates before June 15, 2000, or the New York Stock Exchange for grant dates on or after June 15, 2000. Options granted to directors generally are granted upon the same terms and conditions as options granted to executive officers and key employees.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

         In October 2000, the Company entered into an extension of the term of the Employment Agreement with Mr. Avery, extending the term of his employment for an additional five-year period. The Employment Agreement restricts the ability of Mr. Avery to compete with the Company for a period of two years following termination of his employment.

         Effective February 29, 1996, the Company and each of Chris T. Sullivan, Robert D. Basham, and J. Timothy Gannon, all of whom are executive officers, directors, and founders of the Company (individually, an "Executive"), entered into Stock Redemption Agreements (each an "Agreement"). Under the terms of each Agreement, following the Executive's death, the Personal Representative of the Executive will have the right to require the Company to purchase up to $30 million worth of Common Stock beneficially owned by the Executive at the date of death, for a per share price equal to the mean (rounded to the nearest one-tenth of one cent) of the last sale price of the Company's Common Stock as quoted on the New York Stock Exchange or the principal exchange on which the Company's Common Stock is then traded for 30 consecutive trading days ending on the business day before the Executive's death. In the event, however, that the Executive's death results (i) from an illness that was diagnosed or an accident that occurred within one year of the Executive's death, and (ii) the accident or illness was publicly disclosed, then the per share purchase price will be equal to the mean (rounded to the nearest one-tenth of one cent) of the last sale price of the Company's Common Stock as quoted on the New York Stock Exchange or the principal exchange on which the Company's Common Stock is then traded for 30 consecutive trading days ending on the business day before the date of public disclosure of the accident or illness. The maximum dollar amount of Common Stock that the Company is obligated to purchase from the estate of the Executive is $30,000,000. The Company's obligation to purchase Common Stock beneficially owned by a deceased Executive is funded by an insurance policy on the life of the Executive owned by the Company providing a death benefit of $30,000,000. The Agreements will remain in place for so long as the Board of Directors deems appropriate.

         The Company entered into Split Dollar Agreement and Limited Collateral Assignments as of November 7, 1999, with the respective trusts established by Messrs. Sullivan, Basham, Gannon and Avery ("Policy Employees"), pursuant to which the Company pays the premium costs of life insurance policies that pay a death benefit of not less than $5 million to one or more members of a Policy Employee's family upon the death of that Policy Employee. Under the agreements, the Company pays that portion of each annual policy premium that, in general terms, is equal to the annual increase in the cash value of the policy. The Company may cause the agreements to be terminated and the policies to be surrendered at any time upon 30 days' prior notice. Upon surrender of the policy or payment of the death benefit under the policy, the Company is entitled to repayment of an amount equal to the cumulative premiums previously paid by the Company, with all remaining payments to be made to the respective trusts. The Company continues to pay the premium on a related "key man" policy of which the Company is the sole beneficiary and which is designed to work in conjunction with the agreements to insure the repayment to the Company of the aggregate amount of the premiums paid by the Company. See footnote (2) to the "Summary Compensation Table" above for further information on premium payments made by the Company under these policies.

         As of March 1, 2001, Messrs. Sullivan, Basham, and Gannon beneficially owned an aggregate of 10,639,283 shares of the Company's Common Stock with a value of approximately $286,835,070 based on the closing sale price of the Company's Common Stock on that date as quoted on the New York Stock Exchange.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company believes that during the fiscal year 2000, all filings with the Securities and Exchange Commission of its officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of the Company's Common Stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, except that John Anderson Brabson, Jr., filed one Form 4 late with respect to the receipt of shares of Common Stock pursuant to the payment of a deferral election under the Stock Plan.

                                PERFORMANCE GRAPH

         The following line graph compares the Company's cumulative total stockholder return with the cumulative total stockholder return of the Dow Jones U.S. Total Market Index, the Dow Jones Entertainment and Leisure-All Index, and the Dow Jones Restaurants Index for the last five full fiscal years of the Company ended December 31, 2000:

                                              1995     1996      1997      1998      1999     2000
                                             ------   ------    ------    ------    -----    ------

OUTBACK STEAKHOUSE INC                         100     74.56     80.14    111.15    108.45   108.19

DOW JONES U.S. TOTAL MARKET                    100    122.02    160.84    200.88    246.53   223.68

DOW JONES ENTERTAINMENT & LEISURE-ALL          100    106.45    129.15    162.55    177.21   148.69

DOW JONES RESTAURANTS                          100    100.49    104.59    145.03    141.61   133.02

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 2000, OSF paid to Tampa Bay Devil Rays, Ltd., the owners of the Tampa Bay Devil Rays National League Baseball Franchise, the aggregate amount of $371,315 to lease four signs for advertising pursuant to a contract entered into on September 9, 1996 that extends through 2002. The amounts to be paid to Tampa Bay Devil Rays, Ltd., under the contract for future years is: $382,454 for 2001 and $393,928 for 2002.

         On February 20, 1995, OSF entered into a Private Suite License Agreement with Tampa Bay Devil Rays, Ltd., for a private suite at Tropicana Field located in St. Petersburg, Florida, commencing on March 31, 1998, and ending on December 31, 2007. The license fee is $100,000 per year plus sales tax. In 2000, the sum of $107,000 was paid.

         Mr. Sullivan, through his corporation Out of the Park, Inc., and Mr. Basham, through his corporation Touch `Em All, Inc., each own a percentage of Tampa Bay Devil Rays, Ltd., as general partners. Messrs. Sullivan and Basham own all of the outstanding common stock of their respective corporations and serve as their only directors and officers.

         On November 7, 2000, the Company opened a restaurant named "Lee Roy Selmon's." This restaurant is owned by Selmon's/Florida-I, Limited Partnership. OS Southern, Inc., a wholly owned subsidiary of the Company, is the sole general partner and 70% owner of Selmon's/Florida-I, Limited Partnership. Lee Roy Selmon, a director of the Company, owns a 10% limited partner interest in Selmon's/Florida-I, Limited Partnership. Mr. Selmon acquired his interest in the partnership in exchange for the use of his name and a capital contribution of $101,000. The purchase price was established by the Board based on the value of Mr. Selmon's name and the partnership's cash expenditure necessary to open the restaurant.

                        SELECTION OF INDEPENDENT AUDITORS

         At the meeting of the Board of the Company held on February 2, 2000, the Board selected PricewaterhouseCoopers LLP to serve as the independent auditors for the Company and its subsidiaries for the year ended December 31, 2000, and at the meeting held on January 24, 2001, the Board selected PricewaterhouseCoopers LLP to serve as the independent auditors for the Company and its subsidiaries for the year ending December 31, 2001. Representatives of PricewaterhouseCoopers LLP are expected to be present at the stockholders' meeting with the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

                              STOCKHOLDER PROPOSALS

         Any stockholder who intends to present a proposal at the 2002 Annual Meeting of Stockholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than November 28, 2001. The Company will not be required to include in its proxy statement or form of proxy a stockholder proposal that is received after that date or that otherwise fails to meet requirements for stockholder proposals established by regulations of the SEC.

         As to any proposal that a stockholder intends to present to stockholders other than by inclusion in the Company's Proxy Statement for the 2002 Annual Meeting of Stockholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless the Company receives notice of the matter to be proposed not later than February 12, 2002. Even if proper notice is received on or prior to February 12, 2002, the proxies named in the Company's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a4(c)(2) under the Securities Exchange Act of 1934, as amended.

                                  OTHER MATTERS

         The solicitation of proxies is made by the Board on behalf of the Company. The cost of the solicitation will be borne by the Company, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by internet, telephone, telegraph or personally. Proxies may be solicited by directors, officers and employees of the Company without additional compensation.

         If the enclosed proxy is executed and returned, the shares represented by the proxy will be voted in accordance with any specifications made by the stockholder. In the absence of any such specification, they will be voted to elect the directors as set forth under "Election of Directors" above and FOR Proposal ONE. Pursuant to applicable law, broker nonvotes and abstaining votes will not be counted in favor of or against the election of any nominee for director or any proposal presented at the meeting.

         Your presence at the meeting will not operate to revoke your proxy. You may revoke your proxy at any time if it has not been exercised by giving written notice to the Company.

         If any other matters shall come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board does not know of any other matters that will be presented for action at the meeting.

                                    By Order of the Board of Directors

March 28, 2001                      JOSEPH J. KADOW
                                    Secretary

                                       A-1
                                   Appendix A
                            OUTBACK STEAKHOUSE, INC.
                             Audit Committee Charter

ROLE AND INDEPENDENCE

The audit committee of the board of directors of Outback Steakhouse, Inc. (the "Company") assists the board in fulfilling its responsibility for the safeguarding of assets and oversight to the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the board. Members of the audit committee shall be elected annually by the full board and shall hold office until the earlier of: (1) the election of their respective successors; (2) the end of their service as a director of the Company (whether through resignation, removal, expiration of term or death); or (3) their resignation from the committee. The full board shall designate one member as the chairman. The membership of the audit committee shall consist of at least three directors, all of whom are independent and are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with their individual exercise of independent judgment. No person shall be deemed independent if he is an employee of the Company. The audit committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors, and management of the Company. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. This charter shall be reviewed annually for possible revision.

RESPONSIBILITIES

The audit committee's primary responsibilities shall be:

- A recommendation to the board for the selection and retention of the independent accountant who audits the financial statements of the Company. In so doing, the audit committee will discuss and consider the independent accountant's written affirmation that it is in fact independent, will discuss the nature and rigor of the audit process, will receive and review all reports and will provide to the independent accountants full access to the audit committee (and the board) to report on any and all appropriate matters.

- Provision of guidance and oversight to the internal audit function of the Company (if any) including review of the organization, plans and results of such activity.

- Review of financial statements with management and the independent auditor. It is anticipated that these discussions may include quality of earnings, discussions of significant items subject to estimate, consideration of the suitability of accounting principles, audit adjustments (whether or not recorded) and such other inquiries as may be deemed appropriate by the audit committee.

- Periodic discussion with management and the auditors of the quality and adequacy of the Company's internal controls.

- Periodic discussion with management and legal counsel of the status of pending litigation, taxation matters and disclosures under applicable securities laws or other areas of special concern, as may be deemed appropriate by the committee.

- Periodic reporting on audit committee activities to the full board and issuance annually of a summary report (including appropriate oversight conclusions) that may be suitable for submission to the shareholders.

                            OUTBACK STEAKHOUSE, INC.
                       2202 N. WESTSHORE BLVD., 5TH FLOOR
                                TAMPA, FL 33607

                               COMMON STOCK PROXY

                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 25, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Robert D. Basham, Chris T. Sullivan, and Joseph J. Kadow, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all the Common Stock of Outback Steakhouse, Inc. (the "Company"), which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Tampa Bay Performing Arts Center, Morsani Hall, 1010 N. MacInnes Place, Tampa, Florida 33602, on Wednesday, April 25, 2001, at 10:00 a.m., Tampa time, and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and authorizes and directs said Proxy holders to vote all the Common Stock of the Company represented by this Proxy as follows, with the understanding that if no directions are given below, said shares will be voted FOR the election of the five Directors nominated by the Board of Directors and FOR the proposals set forth below.


          (Continued, and to be executed and dated on the other side.)


                                        OUTBACK STEAKHOUSE, INC.
                                        P.O. BOX 11062
                                        NEW YORK, N.Y. 10203-0062

------------------------------------------------------------------------------

         [     ]

1. ELECTION OF DIRECTORS  FOR all nominees  [ ]     WITHHOLD AUTHORITY to  [ ]     *EXCEPTIONS  [ ]
                           listed below             vote for all nominees
                                                    listed below.

Nominees: Paul E. Avery, John A. Brabson, Jr., Charles H. Bridges, J. Timothy
          Gannon and Lee Roy Selmon

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*EXCEPTIONS:
             ------------------------------------------------------------------

2. In their discretion to act on any    FOR  [ ]    AGAINST  [ ]    ABSTAIN  [ ]
   other business as may properly
   come before the Annual Meeting or
   any adjournment or postponement
   thereof.                                  Change of Address and
                                             or Comments Mark Here

                                        YOUR SIGNATURE ON THIS PROXY FORM SHOULD
                                        BE EXACTLY AS NAME APPEARING HEREON.
                                        PERSONS SIGNING AS EXECUTORS,
                                        ADMINISTRATORS, TRUSTEES AND SIMILAR
                                        CAPACITIES SHOULD SO INDICATE. FOR JOINT
                                        ACCOUNTS IN THE NAME OF EACH JOINT OWNER
                                        SHOULD BE SIGNED.

                                        DATED _____________________, 2001

                                        _________________________________
                                   |    SIGNATURE
                                   |    _________________________________
                             _ _ _ |    SIGNATURE, IF HELD JOINTLY

SIGN, DATE AND RETURN THE PROXY CARD    VOTES MUST BE INDICATED
PROMPTLY USING THE ENCLOSED ENVELOPE.   IN BLACK OR BLUE INK.        [ ]